UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2019

Carolina Trust BancShares, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-55683	81-2019652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 735-1104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2019, Carolina Trust Bank, our wholly owned subsidiary bank, and Jerry L. Ocheltree, our president and chief executive officer, entered into a second amendment to the 2014 supplemental executive retirement plan agreement for Mr. Ocheltree.  The primary purpose of the second amendment, which was technical in nature, was to harmonize the interest rate crediting provision of Mr. Ocheltree’s 2014 plan with the interest rate crediting provisions of the bank’s 2018 supplemental executive retirement plan agreements entered into with our named executive officers, which 2018 plans were previously reported on our current report on Form 8-K filed on September 4, 2018.  The second amendment to the 2014 plan also clarifies the installment payment terms and payment date for the executive’s first retirement benefit installment payment under the 2014 plan.

The foregoing description of the second amendment to the 2014 supplement executive retirement plan agreement with Mr. Ocheltree is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the second amendment, which is filed as Exhibit 10.1 to this current report and is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the 2014 Supplemental Executive Retirement Plan Agreement dated January 22, 2019, by and between Carolina Trust Bank and Jerry L. Ocheltree

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolina Trust BancShares, Inc.

Date: January 23, 2019	By:	/s/ Edwin E. Laws
Name: Edwin E. Laws
Title: EVP and Chief Financial Officer